                                                                    Exhibit 99.2

                       SPRING HILL SAVINGS BANK, F.S.B.



                              Marketing Materials

                           SPRING HILL SAVINGS BANK

                               TABLE OF CONTENTS
                               -----------------


CORRESPONDENCE
--------------

Letter to Members Eligible to Vote
Letters to Depositors Not Entitled to Vote (Closed - Accounts)
Letter to Potential Investors
"Blue Sky" Depositor Letter
Ryan, Beck "Broker-Dealer" Letter
Stockgram
Proxygram
Stock Order Acknowledgment Card
Stock Certificate Mailing Letter

ADVERTISEMENTS
--------------

Tombstone Advertisement
Lobby Poster

PRESS RELEASES
--------------

Press Release for Approval of Sale
Press Release - Offering Completed

MARKETING FOLDER
----------------

BROCHURES
---------

Q&A About the Conversion

FORMS
-----

Stock Order Form

LETTER TO MEMBERS ELIGIBLE TO VOTE
[Spring Hill Letterhead]



_________, 1997

Dear Customer:

I am pleased to inform you that the Board of Directors has unanimously approved a Plan of Conversion whereby Spring Hill Savings Bank, F.S.B. ("Spring Hill" or the "Savings Bank") will convert from a federally-chartered mutual savings bank to a federally-chartered stock savings bank. As part of the conversion process, the Savings Bank will become a wholly-owned subsidiary of [Holding Company] which is a recently organized Pennsylvania corporation.

Enclosed are a Prospectus, Stock Order Form, and Question and Answer Brochure. You may purchase common stock in the Conversion without paying a commission or fee. Your completed Stock Order Form, along with full payment or authorization to withdraw funds from your Spring Hill deposit account(s), must be received at any of our offices by __:__ _.m., Eastern Time on _____, 1997.

Please remember:

 .  YOUR DEPOSIT ACCOUNTS AT THE SAVINGS BANK WILL CONTINUE TO BE INSURED TO THE
   MAXIMUM EXTENT ALLOWED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION.
 .  THERE WILL BE NO CHANGE IN THE TERMS OF YOUR ACCOUNTS OR LOANS.
 . DEPOSITORS WILL ENJOY THE SAME SERVICES IN OUR OFFICES WITH THE SAME STAFF. . YOUR VOTE IN FAVOR OF CONVERSION DOES NOT OBLIGATE YOU TO BUY STOCK.
 .  YOU HAVE A RIGHT TO BUY STOCK BEFORE STOCK IS OFFERED TO THE GENERAL PUBLIC
   SUBJECT TO THE PURCHASE PRIORITY ALLOCATIONS SET FORTH IN THE PLAN OF CONVERSION.

Interest at the Savings Bank's stated rate on passbook accounts will be paid on all subscription funds received until completion or termination of the Conversion. Authorized withdrawals from existing accounts will continue to earn interest at the contractual rate until the completion of the Conversion. You may purchase the common stock by a withdrawal from your savings or certificate account without the penalty for early withdrawals. Please call the Stock Information Center early in the Conversion period if you wish to purchase common stock using IRA funds because IRA-related procedures require additional processing time.

LETTER TO MEMBERS ELIGIBLE TO VOTE
Page 2



The Office of Thrift Supervision has approved the Plan of Conversion subject to a favorable vote of our members. Also enclosed you will find a Proxy Statement, Proxy Card(s) and a reply envelope. Management urges that you vote "FOR" the Plan of Conversion after reviewing the Proxy Statement. Please sign the enclosed Proxy Card(s) and return them to any Spring Hill office or mail them in the enclosed reply envelope by __:__ __.m., Eastern Time on _____, 1997.

If you have any questions, please call the Stock Information Center at
(800) ___-____ or (412) ___-____, from 9:00 a.m. - 4:00 p.m., Monday through
Friday.

We hope that you will take advantage of this opportunity to join us as a charter stockholder of [Holding Company].

Sincerely,



Thomas F. Angotti
President and Chief Executive Officer



This letter is neither an offer to sell nor a solicitation of an offer to buy common stock. The offer is made only by the Prospectus. The shares of common stock offered in the Conversion are not accounts or deposits and are not federally insured or guaranteed. The common stock has not been approved or disapproved by the Securities and Exchange Commission, the Federal Deposit Insurance Corporation, the Office of Thrift Supervision or any other government agency.


                           Stock Information Center
                       Spring Hill Savings Bank, F.S.B.
                              112 Federal Street
                             Pittsburgh, PA  15212
                                (800) ___-____
                                (412) ___-____

LETTER TO DEPOSITORS - CLOSED ACCOUNTS [Spring Hill Letterhead]

________, 1997

Dear Sir/Madam:

I am pleased to inform you that the Board of Directors has unanimously approved a Plan of Conversion whereby Spring Hill Savings Bank, F.S.B. ("Spring Hill" or the "Savings Bank") will convert from a federally-chartered mutual savings bank to a federally-chartered stock savings bank. As part of the conversion process, the Savings Bank will become a wholly-owned subsidiary of [Holding Company] which is a recently organized Pennsylvania corporation.

Enclosed are a Prospectus, Stock Order Form, and Question and Answer Brochure. You may purchase [Holding Company] common stock in the Conversion before it is offered to the general public and without paying a commission or fee subject to the purchase priority allocations set forth in the Plan of Conversion. Your completed Stock Order Form, along with full payment, must be received at any of our offices by __:__ _.m., Eastern Time on ________, 1997.

Interest at the Savings Bank's stated rate on passbook accounts will be paid on all subscription funds received until completion or termination of the Conversion.

If you have any questions, please call the Stock Information Center at
(800) ___-____ or (412) ___-____, from 9:00 a.m. - 4:00 p.m., Monday through
Friday.

We hope that you will take advantage of this opportunity to join us as a charter stockholder of [Holding Company], Inc.

Sincerely,



Thomas F. Angotti
President and Chief Executive Officer

This letter is neither an offer to sell nor a solicitation of an offer to buy common stock. The offer is made only by the Prospectus. The shares of common stock offered in the Conversion are not accounts or deposits and are not federally insured or guaranteed. The common stock has not been approved or disapproved by the Securities and Exchange Commission, the Federal Deposit Insurance Corporation, the Office of Thrift Supervision or any other government agency.

                           Stock Information Center
                       Spring Hill Savings Bank, F.S.B.
                              112 Federal Street
                             Pittsburgh, PA  15212
                                (800) ___-____
                                (412) ___-____

LETTER TO POTENTIAL INVESTORS
[Spring Hill Letterhead]



________, 1997

Dear Potential Investor:

I am pleased to inform you that the Board of Directors has unanimously approved a Plan of Conversion whereby Spring Hill Savings Bank, F.S.B. ("Spring Hill" or the "Savings Bank") will convert from a federally-chartered mutual savings bank to a federally-chartered stock savings bank. As part of the conversion process, the Savings Bank will become a wholly-owned subsidiary of [Holding Company], which is a recently organized Pennsylvania corporation.

In connection with the Conversion, [Holding Company] is offering up to ______ shares of common stock (subject to a possible increase to _______ shares of common stock) at $10.00 per share through a Subscription and Community Offering. The stock is being offered to qualifying depositors and other members of the Savings Bank along with the employee stock ownership plan of the Savings Bank in a Subscription Offering and then to certain members of the general public in a Community Offering.

Enclosed are a Prospectus, Stock Order Form, reply envelope, and Informational Brochure. If you are interested in purchasing shares of common stock, you may do so during the Subscription and Community Offering without paying a commission or fee. Your completed Stock Order Form, along with full payment, must be received at any of our offices by __:__ _.m., Eastern Time, on _______, 1997.

Interest at the Savings Bank's stated rate paid on passbook accounts will be paid on all subscription funds received until completion or termination of the Conversion.

If you have any questions, please call the Stock Information Center at
(800) ___-____ or (412) ___-____, from 9:00 a.m. - 4:00 p.m., Monday through
Friday.

We hope that you will take advantage of this opportunity to join us as a charter stockholder of [Holding Company].

Sincerely,



Thomas F. Angotti
President and Chief Executive Officer

LETTER TO POTENTIAL INVESTORS
Page 2



This letter is neither an offer to sell nor a solicitation of an offer to buy common stock. The offer is made only by the Prospectus. The shares of common stock offered in the Conversion are not accounts or deposits and are not federally insured or guaranteed. The common stock has not been approved or disapproved by the Securities and Exchange Commission, the Federal Deposit Insurance Corporation, the Office of Thrift Supervision or any other government agency.


                           Stock Information Center
                       Spring Hill Savings Bank, F.S.B.
                              112 Federal Street
                             Pittsburgh, PA  15212
                                (800) ___-____
                                (412) ___-____

"BLUE SKY" MEMBER LETTER
[Spring Hill Letterhead]



_______, 1997

Dear Member:

I am pleased to inform you that the Board of Directors has unanimously approved a Plan of Conversion whereby Spring Hill Savings Bank ("Spring Hill" or the "Savings Bank") will convert from a federally-chartered mutual savings bank to a federally-chartered stock savings bank. As part of the conversion process, the Savings Bank will become a wholly-owned subsidiary of [Holding Company], which is a recently organized Pennsylvania corporation.

The Office of Thrift Supervision has approved the Plan of Conversion subject to a favorable vote of our members. Please read the enclosed Proxy Statement, vote and sign the enclosed Proxy Card(s) and mail them to us in the enclosed reply envelope. The Board of Directors urges you to vote "FOR" the Plan of Conversion. We must receive the card(s) by __:__ _.m., Eastern Time, on _____, 1997.

Although you may vote on the Savings Bank's Plan of Conversion, [Holding Company] is unfortunately unable to offer or sell its common stock to you because the small number of members in your state makes registration or qualification under your state securities laws impractical. Accordingly, this letter, the enclosed Proxy Statement, or the enclosed Prospectus should not be
                                                                        ---
considered an offer to sell nor a solicitation of an offer to buy the common stock. The Prospectus is referred to in the Proxy Statement for a more detailed explanation of the conversion process and is enclosed with this letter solely to provide such explanation and not as an offer to sell nor a solicitation of an offer to buy the common stock described in the Prospectus.

If you have any questions about your voting rights or the Conversion, please call our Stock Information Center at (800) ___-_____ or (412) ___-____, from 9:00 a.m. to 4:00 p.m., Monday through Friday.

Sincerely,



Thomas F. Angotti
President and Chief Executive Officer

"BLUE SKY" MEMBER LETTER
Page 2



This letter is neither an offer to sell nor a solicitation of an offer to buy common stock. The offer is made only by the Prospectus, however, neither an offer to sell nor a solicitation of an offer to buy is being made with the enclosed Prospectus. The shares of common stock offered in the Conversion are not accounts or deposits and are not federally insured or guaranteed. The common stock has not been approved or disapproved by the Securities and Exchange Commission, the Federal Deposit Insurance Corporation, the Office of Thrift Supervision or any other government agency.

                           Stock Information Center
                       Spring Hill Savings Bank, F.S.B.
                              112 Federal Street
                             Pittsburgh, PA  15212
                                (800) ___-____
                                (412) ___-____

RYAN, BECK "BROKER-DEALER" LETTER
[Ryan, Beck Letterhead]



_______, 1997



Dear Potential Investor:

At the request of [Holding Company], we are enclosing materials regarding the conversion of Spring Hill Savings Bank from a federally-chartered mutual savings bank to a federally-chartered stock savings bank. The materials include the Prospectus and an Informational Brochure describing the Conversion and [Holding Company]'s common stock offering.

We have been asked to forward these materials to you in view of certain regulatory requirements and securities laws.

Sincerely,



Ryan, Beck & Co.


This letter is neither an offer to sell nor a solicitation of an offer to buy common stock. The offer is made only by the Prospectus. The shares of common stock offered in the Conversion are not accounts or deposits and are not federally insured or guaranteed. The common stock has not been approved or disapproved by the Securities and Exchange Commission, the Federal Deposit Insurance Corporation, the Office of Thrift Supervision or any other government agency.

                                   STOCKGRAM
                                  [Optional]

                           [Holding Company] [LOGO]

DEAR POTENTIAL INVESTOR:

TIME IS RUNNING OUT FOR YOU TO PURCHASE STOCK IN [HOLDING COMPANY]'S INITIAL STOCK OFFERING.

THIS IS A REMINDER THAT YOUR OPPORTUNITY TO PURCHASE STOCK IN OUR SUBSCRIPTION AND COMMUNITY OFFERING EXPIRES AT __:__ _.M., EASTERN TIME, ______, 1997.

YOU SHOULD HAVE RECENTLY RECEIVED A PROSPECTUS AND STOCK ORDER FORM. IF NOT, PLEASE CALL OUR STOCK INFORMATION CENTER IMMEDIATELY.

A STOCK ORDER FORM AND POSTAGE-PAID REPLY ENVELOPE ARE ENCLOSED. YOUR STOCK ORDER FORM AND PAYMENT MUST BE RECEIVED AT ANY OF OUR OFFICES BY __:__ __.M., EASTERN TIME, ON _________, 1997.

IF YOU HAVE ALREADY PLACED AN ORDER FOR [HOLDING COMPANY] STOCK, PLEASE DISREGARD THIS NOTICE.

ANY QUESTIONS YOU MAY HAVE CAN BE ANSWERED BY CALLING THE STOCK INFORMATION CENTER AT (800) ___-____ OR (412) ___-____, FROM 9:00 A.M. TO 4:00 P.M., MONDAY
THROUGH FRIDAY.

SINCERELY,



THOMAS F. ANGOTTI
PRESIDENT AND CHIEF EXECUTIVE OFFICER

THIS LETTER IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS. THE SHARES OF COMMON STOCK OFFERED IN THE CONVERSION ARE NOT ACCOUNTS OR DEPOSITS AND ARE NOT FEDERALLY INSURED OR GUARANTEED. THE COMMON STOCK HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE OFFICE OF THRIFT SUPERVISION OR ANY OTHER GOVERNMENT AGENCY.

                                      LOGO

                                   PROXYGRAM



DEAR CUSTOMER:

TIME IS RUNNING OUT TO VOTE ON THE PLAN OF CONVERSION! YOUR VOTE IS IMPORTANT TO US. A FAILURE TO VOTE WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE PLAN. THE BOARD OF DIRECTORS URGES YOU TO VOTE FOR THE PLAN OF CONVERSION.
                                         ---

YOU SHOULD HAVE RECENTLY RECEIVED PROXY CARD(S) AND A PROXY STATEMENT DESCRIBING SPRING HILL SAVINGS BANK'S PLAN OF CONVERSION.

PLEASE VOTE AND SIGN THE ENCLOSED PROXY CARD(S) AND RETURN THEM PROMPTLY IN THE ENCLOSED POSTAGE-PAID REPLY ENVELOPE OR DELIVER THEM TO ANY OF SPRING HILL'S OFFICES PRIOR TO __:__ __.M. ON _____, 1997.

VOTING ON THE PLAN DOES NOT OBLIGATE YOU TO PURCHASE STOCK IN THE [HOLDING COMPANY] STOCK OFFERING.

IF YOU RECENTLY MAILED THE PROXY CARD(S), PLEASE ACCEPT OUR THANKS AND DISREGARD THIS REQUEST.

IF YOU HAVE ANY QUESTIONS, OR WOULD LIKE TO RECEIVE ANOTHER COPY OF THE PROXY STATEMENT, PLEASE CALL THE STOCK INFORMATION CENTER AT (800) ___-____ OR (412) ___-____, FROM 9:00 A.M. THROUGH 4:00 P.M., MONDAY THROUGH FRIDAY.

SINCERELY,


THOMAS F. ANGOTTI
PRESIDENT AND CHIEF EXECUTIVE OFFICER

THIS LETTER IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS. THE SHARES OF COMMON STOCK OFFERED IN THE CONVERSION ARE NOT ACCOUNTS OR DEPOSITS AND ARE NOT FEDERALLY INSURED OR GUARANTEED. THE COMMON STOCK HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE OFFICE OF THRIFT SUPERVISION OR ANY OTHER GOVERNMENT AGENCY.

STOCK ORDER ACKNOWLEDGMENT CARD



Name

Address

Dear Subscriber:

We have received your subscription for ____ shares of [Holding Company] common stock. [Holding Company] is the holding company for Spring Hill Savings Bank.

The Common Stock will be registered in the name(s) shown above. Please verify the accuracy of your name and address. If this information is listed incorrectly, or if you have any questions, please call our Stock Information Center at (800) ___-____ or (412) ___-____, from 9:00 a.m. to 4:00 p.m., Monday through Friday.

Please note that this acknowledgment does not represent the total number of shares that you may receive. The actual purchase will be determined by the total number of orders received. The allocation process is described in more detail in the Prospectus.

Thank you for your interest and we will keep you informed regarding the progress of the Conversion.

Sincerely,



Thomas F. Angotti
President and Chief Executive Officer

THIS LETTER IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS. THE SHARES OF COMMON STOCK OFFERED IN THE CONVERSION ARE NOT ACCOUNTS OR DEPOSITS AND ARE NOT FEDERALLY INSURED OR GUARANTEED. THE COMMON STOCK HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE OFFICE OF THRIFT SUPERVISION OR ANY OTHER GOVERNMENT AGENCY.

STOCK CERTIFICATE MAILING LETTER
[Spring Hill Letterhead]



__________, 1997


Dear Stockholder:

On behalf of the Board of Directors of [Holding Company], I would like to welcome you as a charter stockholder. Our customers' response to the stock offering was very gratifying, and we appreciate your support and participation. __________ shares were sold at a price of $10.00 per share.

Your stock certificate is enclosed. If you have any questions concerning certificate registration or transfer, please contact our stock transfer agent:

                [NAME, ADDRESS AND PHONE NUMBER TO BE PROVIDED]

If the original stock certificate must be forwarded for reissue, it is recommended that you send it by registered mail. If your address has changed, please notify the Transfer Agent immediately.

If you paid for your shares by check, you will soon receive a check representing interest at the rate of ____%. If you paid for your shares by authorizing a withdrawal from a Spring Hill savings or certificate account, that withdrawal has been made.

Sincerely,



Thomas F. Angotti
President and Chief Executive Officer

                            TOMBSTONE ADVERTISEMENT

                                    [LOGO]



                               [Holding Company]
                 Holding Company for Spring Hill Savings Bank




                             UP TO ________ SHARES
                                 Common Stock*





                               $10.00 Per Share
                             (Subscription Price)



Shares may be purchased during the Subscription and Community Offering, without payment of commission or fees.

This Offering expires at __:__ __.m., Eastern Time, on _______, 1997.

To receive a copy of the Prospectus, please call the Stock Information Center at
(800) ___-____ or (412) ___-____, from 9:00 a.m. to 4:00 p.m., Monday through
Friday.


* The total offering is subject to a possible increase to _______ shares of common stock.


This notice is neither an offer to sell nor a solicitation of an offer to buy common stock. The offer is made only by the Prospectus. The shares of common stock offered in the Conversion are not accounts or deposits and are not federally insured or guaranteed. The common stock has not been approved or disapproved by the Securities and Exchange Commission, the Federal Deposit Insurance Corporation, the Office of Thrift Supervision or any other government agency.

                                  LOBBY POSTER



                               [Holding Company]

                (Holding Company for Spring Hill Savings Bank)



If you have any questions about the Conversion of Spring Hill Savings Bank from mutual to stock form, please call the Stock Information Center at (800) ___-____ or (412) ___-____, from 9:00 a.m. to 4:00 p.m., Monday through Friday.



This notice is neither an offer to sell nor a solicitation of an offer to buy common stock. The offer is made only by the Prospectus. The shares of common stock offered in the Conversion are not accounts or deposits and are not federally insured or guaranteed. The common stock has not been approved or disapproved by the Securities and Exchange Commission, the Federal Deposit Insurance Corporation, the Office of Thrift Supervision or any other government agency.

                      PRESS RELEASE FOR APPROVAL OF SALE

                          CONTACT:  Thomas F. Angotti
                     President and Chief Executive Officer

                           TELEPHONE: (412) 231-0809
                              DATE: ______, 1997

                             FOR IMMEDIATE RELEASE
--------------------------------------------------------------------------------

Pittsburgh, PA. Spring Hill Savings Bank ("Spring Hill") has received approval from regulatory authorities to convert from a mutual to a stock savings bank.
As part of the Conversion, [Holding Company], the recently organized holding company for Spring Hill, is offering up to ______ shares of common stock (or up to ______ shares to reflect changes in market or financial conditions following commencement of the Offerings) at a subscription price of $10.00 per share. Common Stock will be offered through a Subscription and Community Offering to qualifying depositors and other members of Spring Hill along with the employee stock ownership plan of Spring Hill and the officers, directors and employees of the Savings Bank and members of the general public.

The Subscription and Community Offering, which is being managed by Ryan, Beck & Co., Inc. is expected to conclude at __:__ __.m., Eastern Time, on ______, 1997.

Information including details of the offering and Spring Hill's operations are described in the Prospectus, which is available upon request by calling Spring Hill's Stock Information Center at (800) ___-____ or (412) ___-____, from 9:00 a.m. - 4:00 p.m., Monday through Friday.


This release is neither an offer to sell nor a solicitation of an offer to buy common stock. The offer is made only by the Prospectus. The shares of common stock offered in the Conversion are not accounts or deposits and are not federally insured or guaranteed. The common stock has not been approved or disapproved by the Securities and Exchange Commission, the Federal Deposit Insurance Corporation, the Office of Thrift Supervision or any other government agency.

                                 PRESS RELEASE

                          CONTACT:  Thomas F. Angotti
                     President and Chief Executive Officer

                           TELEPHONE: (412) 231-0809
                               DATE: _____, 1997

                             FOR IMMEDIATE RELEASE

--------------------------------------------------------------------------------

Pittsburgh, PA.  Thomas F. Angotti, President of Spring Hill Savings Bank
---------------
("Spring Hill"), announced today the completion of Spring Hill's conversion from a mutual institution to a capital stock institution and the sale of all of its outstanding capital stock to [Holding Company] ("______"), its holding company.

A total of _____ shares of common stock of [Holding Company] were sold at $10.00 per share in a Subscription and Community Offering to customers of Spring Hill along with the employee stock ownership plan of Spring Hill and to members of the general public. The stock will be traded on the Nasdaq Small-Cap Market under the symbol "____".

Mr. Angotti expressed his appreciation to the more than ___ individuals who have become stockholders of [Holding Company]. Mr. Angotti was delighted by the support and confidence shown by the Savings Bank's customers and local communities. As a result of the Conversion, the Savings Bank increased its capital base and is better positioned to serve the needs of its customers and community.

Ryan, Beck & Co. Inc., served as investment banker and managed the Subscription and Community Offering.

INSIDE FOLDER COPY
Optional



Information about Spring Hill Savings Bank and [Holding Company].
-----------------------------------------------------------------


Spring Hill Savings Bank ("Spring Hill" or the "Savings Bank") is a community-oriented savings institution. Originally founded in 1893 as a Pennsylvania mutual savings and loan association, Spring Hill converted to a federal mutual savings bank in 1991.

Spring Hill is already a well-capitalized institution. But, in order to better position itself for the future, the Savings Bank is now converting from the mutual form of ownership to the stock form of organization. In conjunction with this stock conversion, Spring Hill has formed a holding company named [Holding Company], which is offering shares of common stock to certain of the Savings Bank's customers and the public. The Savings Bank is converting to stock form to increase its capital and structure itself in a form used by commercial banks, and a growing number of thrift institutions. The stock conversion and holding company formation will enhance the Savings Bank's ability to access capital markets and diversify and expand into other markets and financial services.

Spring Hill is pleased to give its customers, employees and community members an opportunity to become charter stockholders of [Holding Company]. Because an investment should be given careful consideration, we urge you to read the information in our Prospectus. If you have any questions about the Conversion, please feel free to contact the Stock Information Center at (800) ___-_____ or
(412) ___-____.

Thomas F. Angotti
President and Chief Executive Officer


This notice is neither an offer to sell nor a solicitation of an offer to buy common stock. The offer is made only by the Prospectus. The shares of common stock offered in the Conversion are not accounts or deposits and are not federally insured or guaranteed. The common stock has not been approved or disapproved by the Securities and Exchange Commission, the Federal Deposit Insurance Corporation, the Office of Thrift Supervision or any other government agency.

                        SPRING HILL SAVINGS BANK [LOGO]



                              QUESTIONS & ANSWERS
                    ABOUT THE CONVERSION AND STOCK OFFERING


Spring Hill Savings Bank ("Spring Hill" or the "Savings Bank") is converting to the stock form of ownership pursuant to a Plan of Conversion (the "Plan"). You have the opportunity to become a charter stockholder in [Holding Company name], the Savings Bank's recently organized holding company ("_________" or the "Holding Company"). This pamphlet answers frequently asked questions about the stock conversion and about your opportunity to invest in [Holding Company].

Investment in the common stock involves certain risks. For a discussion of these risks and other factors, investors are urged to read the accompanying Prospectus.

                                    GENERAL
                                    -------

Q.  What is meant by Conversion?

A. Conversion is a change in the legal form of the Savings Bank's organization. Spring Hill is presently a federally chartered mutual (no stockholders)
                                                    ------
    savings bank. After the Conversion, Spring Hill will be a federally-chartered capital stock savings bank and a wholly-owned subsidiary of
              -------------
    [Holding Co.]. Pursuant to the Plan of Conversion, the Holding Company will acquire all of the Spring Hill common stock to be issued in the Bank's stock conversion, and the holding company will become a "public" company by selling shares of [Holding Co.] common stock. The stockholders of [Holding Co.] will have voting rights with respect to certain key business matters. The holding company structure will provide advantages which may facilitate the future growth and financial performance of the Savings Bank.

Q.  Why is Spring Hill converting to the stock form of ownership?

A. Although the Savings Bank exceeds all regulatory capital requirements, the Savings Bank's business strategy includes raising additional capital. The conversion of Spring Hill and the related sale of the Holding Company's common stock will:

    . Allow customers and community members to become stockholders, sharing in our organization's future;
    .   Provide additional funds for lending and investment activities;
    .   Facilitate future access to the capital markets;
    .   Enhance the operating flexibility of our organization; and
    . Enable Spring Hill to compete effectively with other financial institutions.

Q.  What steps are involved in completing the Conversion?


A.  .   A Plan of Conversion was adopted by the Board of Directors;
    . The Office of Thrift Supervision approved the Plan of Conversion, subject to approval of the Savings Bank's members (depositors and certain borrowers);
    . The Board of Directors is soliciting proxies from the Savings Bank's members, requesting that they vote "FOR" the Plan of Conversion;
    . [Holding Co.] is conducting a Subscription Offering and a Community Offering of common stock (together, the "Offering");
    . At the conclusion of the Conversion, [Holding Co.] will own all of the stock of Spring Hill, and stockholders will own [Holding Co.]'s common stock; and
    . When the Plan is approved and the Offering is completed, certificates for the common stock will be issued to [Holding Co.]'s stockholders.

Q.  What effect will the Conversion have on the Savings Bank's operations?

A. After the Conversion, Spring Hill will continue to offer customers a full range of financial services. The Savings Bank's principal business of accepting deposits and making mortgage and other loans will continue without interruption.

Q. Will there be any changes in management or personnel of the Savings Bank as a result of the Conversion?

A. No. Directors, officers and employees will continue in their same positions at the Savings Bank. Our day-to-day activities will not change.

Q. Will the Conversion have any effect on my deposit accounts or loans with Spring Hill?

A. No. The Conversion will not affect the balance, interest rate or withdrawal rights of your savings or certificate accounts. Insurance of deposit accounts by the FDIC will continue without change. The rights and obligations of borrowers under their loan agreements will not be affected.

Q.  How will the proceeds raised from the sale of common stock be used?

A. The net proceeds from the sale of common stock will increase Spring Hill's capital base and will support the Savings Bank's business activities, including the origination of one-to-four family residential loans and other loans.

Q. What are the purchase priorities for the Subscription Offering and Community Offering?

A.  Non-transferable subscription rights to subscribe for the common stock in a
    ----------------
    Subscription Offering have been granted, in descending order of purchase priority to (i) depositors with aggregate deposits of $50.00 or more as of December 31, 1995; (ii) the Bank's tax-qualified Employee Stock Ownership Plan; (iii) depositors with aggregate deposits of $50.00 or more as of June 30, 1997; and (iv) depositors of the Savings Bank as of ____, 1997, and mortgage borrowers of the Savings Bank with mortgage loans outstanding as of this date.

    Subject to the prior rights of holders of subscription rights, common stock is being offered in a concurrent Community Offering to certain members of the general public, with preference given to natural persons residing in Allegheny, Armstrong, Beaver, Butler, Washington and Westmoreland Counties, Pennsylvania.

    Because Qualifying Deposits are utilized in allocating shares to Eligible Account Holders and Supplemental Eligible Account Holders, each such subscriber should be sure to list on the Stock Order Form all the deposit accounts in which he or she had an ownership interest at the applicable date, December 31, 1995 or June 30, 1997.

Q. Are the depositors and mortgage borrowers who are eligible to buy common stock obligated to do so?

A.  No.  They will become stockholders only if they decide to purchase shares of
                                       ----
    stock of [Holding Co.]

Q. As a depositor or mortgage borrower eligible to buy common stock in the Subscription Offering, may I sell or assign my subscription rights?

A. No. Such transfer is prohibited by law. Subject to the availability of stock and certain other restrictions, persons who do not have subscription rights may purchase common stock in the Community Offering, which is being conducted concurrently with the Subscription Offering.

Q.  How was the offering range and the price per share determined?

A. The offering range is based on an independent appraisal of the pro forma market value of the common stock performed by an appraisal firm experienced in valuations of thrift institutions. The appraisal, dated ________, 1997, indicated that the aggregate pro forma market value of the common stock ranged between $___ million and $____ million (with a mid-point of $___ million). The offering range is between ________ and __________ shares. The Board of Directors determined to offer the shares at $10.00 per share.

Q. Will the common stock I purchase be insured by the Federal Deposit Insurance Corporation?

A. No. Common stock cannot be insured by the Federal Deposit Insurance Corporation ("FDIC"). Your deposit accounts at Spring Hill, however, will continue to be insured by the FDIC.

Q.  Will dividends be paid?

A. The Board of Directors has not formulated a cash dividend policy, but intends to develop a policy of paying cash dividends in the future. Future payment of dividends is subject to the discretion of the Board of Directors, who will consider the Bank's and Holding Co.'s earnings, regulatory requirements, business needs and other relevant factors. The Holding Company may pay stock dividends in lieu of or in addition to cash dividends, although there can be no assurance that any dividends will be paid.

Q.  How will the common stock be traded?

A. The common stock has received conditional approval for quotation on the Nasdaq Small-Cap Market under the symbol "____". However, there can be no assurance that an active and liquid market will develop. Although under no obligation to do so, Ryan Beck & Co., Inc. has informed Spring Hill that it intends, upon the completion of the Conversion, to make a market in [Holding Co.]'s common stock by maintaining bid and asked quotations.

                                     VOTING
                                     ------

                            YOUR VOTE IS IMPORTANT!

Details about the stock conversion of Spring Hill Savings Bank and the formation of the Holding Company are provided in the Proxy Statement.


Q.  Did Spring Hill's Board of Directors approve the Plan of Conversion?

A. Yes. The Plan of Conversion was unanimously approved by the Board of Directors of the Savings Bank.

Q.  What vote is necessary to approve the Plan of Conversion?

A. The Conversion cannot be consummated without the approval of the Savings Bank's members. The Plan of Conversion must be approved by a majority of the total votes eligible to be cast. Not voting is the same as voting against
                                                                       -------
    the Plan.  Therefore, your vote is very important!

Q.  Am I required to vote or buy stock?

A.  No.  Members are not required to vote, and voting does not obligate a member
    to buy stock.   Because your vote is important, however, management urges
    that you take advantage of this opportunity to vote "FOR" the Plan. Your proxy card is enclosed in the window of your envelope. Please vote, sign and return the card(s) in the enclosed proxy return envelope. The card(s) must be received by _______, 1997.

Q.  Why did I get several proxy cards?

A. If you have more than one deposit account or loan, you could receive more than one proxy card, depending on the ownership structure of your accounts. Please vote, sign and return all cards that you receive. Only one signature
                                 ---                               ---
    is needed on proxy cards with more than one name listed.


                              PURCHASING COMMON STOCK
                              -----------------------

Q.  How many shares are being offered?

A. [Holding Co.] is offering between ________ and _________ shares of common stock.

Q.  What is the price per share?

A.  The subscription price is $10.00 per share.

Q. How do I order common stock during the Subscription Offering and Community Offering?

A. Complete and return the enclosed Stock Order Form, together with payment or authorization for account withdrawal, as described above. You may use the enclosed order return envelope. Orders must be received by Spring Hill by ___:00 p.m., Eastern Time on _______, 1997.

Q.  How do I pay for common stock?

A. Payment may be made by check, bank draft or money order or by authorization for withdrawal (without early withdrawal penalty) from passbook, statement
                    --------------------------------
    savings or certificate of deposit accounts maintained at Spring Hill. Funds authorized for withdrawal will remain in the account and will continue to earn interest at the contractual rate, but will be unavailable to the depositor during the Offering. Subscriptions made by check, bank draft or money order will earn interest at Spring Hill's passbook savings account rate until the Conversion is completed.

Q.  How much common stock may I order?

A. The purchase limits in the Subscription Offering and in the Community Offering are described in detail in the section of the Prospectus entitled "The Conversion - Limitations on Common Stock Purchases". The maximum number of shares which any individual may purchase is 5,000 shares or $50,000 and no person, together with associates and persons acting in concert, may purchase in the aggregate is the greater of $85,000 or 1% of the stock sold in the Conversion. The minimum purchase is 25 shares or $250.

Q. As a depositor or mortgage borrower, will I pay a lower price for the common stock than someone who is not a customer of the Savings Bank?

A.  No.  The price per share is the same for all subscribers in the Offering.
                                             ----

Q.  Do I pay a commission?

A. No. No commission or fee will be charged for the purchase of shares during the Offering.

Q. Are officers and directors of the Savings Bank planning to purchase common stock?

A. Yes. Spring Hill's executive officers presently expect to purchase an aggregate of approximately $___million of common stock.

A. What happens to my order if orders are received for more common stock than is available?

A. This is referred to as an oversubscription and shares will be allocated on a priority basis as described in the Prospectus. The priority order is also provided previously herein. Any funds submitted by you to purchase stock will be refunded you with interest should your order not be filled, or not filled in full.

Q. I have an IRA account at Spring Hill. Can I use this money to purchase the common stock without incurring any tax consequences?

A. You will need to transfer your IRA relationship to a broker-dealer, who will establish a self-directed IRA account for you. Spring Hill will not charge a penalty for early withdrawal, and there will be no IRS penalty incurred as a result of purchasing the common stock by this means. Please call the Stock Information Center at least two weeks prior to the close of the Offering for a complete description of and assistance with IRA procedures.

Q.  May shares be registered in someone else's name?

A. No. Common stock initially must be registered in the name(s) of the purchaser(s) as described on the Stock Order Form. You may later re-register the stock in other names.

Q.  In the future, how may I purchase additional shares or sell shares?

A. You may purchase or sell shares through your stockbroker or discount brokerage firm. The firm will charge a commission for trades.

Q.  When will I receive my common stock certificate(s)?

A. Common stock certificates will be mailed by our transfer agent promptly after the Conversion is completed. Please be aware that you may not be able to sell shares purchased in the Offering until you receive your stock certificate.


This brochure is neither an offer to sell nor a solicitation of an offer to buy common stock. The offer is made only by the Prospectus. The shares of common stock offered in the Conversion are not accounts or deposits and are not federally insured or guaranteed. The common stock has not been approved or disapproved by the Securities and Exchange Commission, the Federal Deposit Insurance Corporation, the Office of Thrift Supervision or any other government agency.


                                   QUESTIONS?
                            Stock Information Center
                            Spring Hill Savings Bank
                               112 Federal Street
                             Pittsburgh, PA  15212
                               (800) ___ - ____
                               (412) ___ - ____